EXHIBIT 10.5

AMENDMENT #1

TO THE SECURITIES PURCHASE AGREEMENT AND TO THE $2,500,000 PROMISSORY NOTE

This Amendment #1, dated May 22, 2017 (this “Amendment”), is by and between Duos Technologies Group, Inc., a Florida corporation (the “Issuer”) and JMJ Financial (the “Investor”) (referred to collectively herein as the “Parties”)

WHEREAS, the Issuer and the Investor entered into a Securities Purchase Agreement Document SPA-12202016 (the “SPA”) dated as of December 20, 2016, pursuant to which the Issuer issued to the Investor a $2,500,000 Promissory Note (the “Note”), a Warrant, and Origination Shares (All capitalized terms not otherwise defined herein shall have the meanings given such terms in the SPA).

NOW, THEREFORE, the Issuer and the Investor agree to amend the SPA and the Note as follows:

1.

Extension of Maturity Date. In the sentence in the Note that states “The Maturity Date is the earlier of May 15, 2017 or the third business day after the closing of the Public Offering,” the date of May 15, 2017 shall be replaced with the date of June 15, 2017 (the “Extended Maturity Date”).

2.

Extension of Origination Shares Dates. The reference to the date of May 30, 2017 in Section 1.3.1 of the SPA shall be replaced with the date of June 15, 2017 and the reference to the date of May 15, 2017 in Section 1.3.2 of the SPA shall be replaced with the date of June 15, 2017.

3.

Conditional Waiver of Default. The Investor conditionally waives the defaults for the Issuer's failure to meet the original Maturity Date of the Note and delivery date for the Origination Shares, and the Investor waives any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults through the Extended Maturity Date, with such conditional waiver conditioned on the Issuer's not being in default of and not breaching any term of the Note or the SPA or any other Transaction Document at any time subsequent to the date of this Amendment (if the Issuer triggers an event of default or breaches any term of the Note, the SPA, or the Transaction Documents at any time subsequent to the date of this Amendment, the Investor may issue a notice of default for the Issuer's failure to meet the original Maturity Date of the Note and delivery date of the Origination Shares).

ALL OTHER TERMS AND CONDITIONS OF THE SPA AND THE NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this Amendment by signing below:

/s/ Gianni Arcaini	/s/ Justin Keener
Gianni Arcaini	JMJ Financial
Duos Technologies Group, Inc.	Its Principal
Chief Executive Officer